FIFTH AMENDMENT TO AMENDED

STOCK EXCHANGE AND PLAN OF MERGER AGREEMENT

THE STOCK EXCHANGE AND PLAN OF MERGER AGREEEMNT (the “Agreement”) entered into on the 8th day of September 2006, and as subsequently amended, by and among GALTECH SEMICONDUCTOR MATERIALS CORPORATION, a Utah corporation (“GALTECH” or “GTSM”) and CBM GROUP, INC., a Nevada corporation (“CBM” or “CBMG”), is hereby further Amended as follows:

WITNESSETH

WHEREAS, CBM Group, Inc. (CBMG) filed an Adversary Action in Bankruptcy Court against Linda Bloom, Case No. 07-01038-s, Trustee, of the Bankruptcy Estate of the Cooks, Case No. 04-17704, as Ms. Bloom alleged to disgorge CBMG of all its intellectual property (IP) purchased from Hydroscope Canada Inc., which IP was the attraction of GALTECH for entering into this Stock Exchange and Plan of Merger Agreement with CBMG; and

WHEREAS, the trial of CBMG v. Linda Bloom, Trustee, was completed at the end of May, with the decision taken under advisement by the Bankruptcy Judge, which decision is expected to be rendered in the near future; and

WHEREAS, the Adversary case filed by CBMG against Ms. Bloom complained that Ms. Bloom had no right to allege CBMG’s IP “reverted” in ownership from CBMG to the Cook’s Bankruptcy Estate, thus such allegations of Ms. Bloom thwarted the completion of the GALTECH/CBMG exchange and merger Agreement, and CBMG also complained that the Stipulated Motion to Approve Compromise of Controversy Ms. Bloom entered into with Wells Fargo Bank, NA, alleging therein to confirm Wells Fargo’s asserted lien in CBMG’s IP, was also invalid; and

WHEREAS, the actions of Ms. Bloom, in concert with Wells Fargo Bank, NA, removed from the state court calendar CBMG’s pending Summary Judgment Motion that sought a ruling on the merits of Wells Fargo Bank’s asserted lien interest in CBMG’s IP, CBMG’s Summary Judgment Motion therein alleged Wells Fargo Bank’s asserted lien interest was void for lack of consideration and fraud committed by Wells Fargo Bank; and

WHEREAS, these purported actions by Linda Bloom, accomplished in concert with Wells Fargo Bank, NA and Scott Garrett, which allege to have disgorged CBM Group, Inc. of its Hydroscope IP and related assets, has interfered with this Agreement’s closing date by casting a cloud upon the title of ownership of CBMG’s substantial assets; and

WHEREAS, all other terms of the proposed Stock Exchange and Plan of Merger Agreement have been completed and or waived by Management and Directors of CBM Group, Inc. and GALTECH; and

WHEREAS, Directors of GALTECH and CBMG firmly believe Ms. Bloom had no legal authority to have alleged a disgorgement of CBMG’s IP and hence Ms. Bloom had no trustee powers to have entered into the Stipulated Motion to Approve Compromise of Controversy with Wells Fargo Bank’s that alleged to confirm Wells Fargo’s asserted lien in CBMG’s IP without a hearing on the merits, thus all Directors believe CBMG will obtain a favorable decision in Bankruptcy Court in its action against Ms. Bloom, and CBMG will once again be able to proceed with its Summary Judgment Motion in state court that seeks to declare Wells Fargo’s alleged lien interest in CBMG’s IP void, notwithstanding a favorable decision in the state court on the alleged lien interest of Wells Fargo Bank in IP is not a perquisite for the closing of this Agreement; and

WHEREAS, CBM Group, Inc. is now poised to exploit its IP in the Canadian markets after having completed its acquisition of all outstanding shares of Hydroscope Canada Inc., an Alberta corporation, thus at closing Hydroscope Canada Inc will be CBMG’s wholly owned subsidiary and vehicle used to exploit the Canadian markets; and

WHEREAS, CBM Group, Inc. and GTSM Directors believe there was no merit to Ms. Bloom’s alleged disgorgement of CBMG’s IP and the anticipated Bankruptcy Court’s ruling in CBMG v. Linda Bloom completed in May will confirm this firm belief held by all Directors; and

WHEREAS, CBM Group, Inc. and GTSM Directors believe a closing of this Agreement, although delayed, remains in the best interest of all respective shareholders, notwithstanding the delays sustained by the alleged illegal actions of Ms. Bloom, such illegal actions accomplished in concert with Wells Fargo Bank, NA.

THEREFORE IT IS RESOLVED, the terms of the Agreement executed on September 8, 2006 and as previously Amended, are further Amended in accordance with the above statements and the Closing Date of the Agreement, as defined in Article VII, unless otherwise amended by the parties hereto, shall be no later than one-hundred twenty (120) days after the effective date of this Amendment of the Agreement, unless otherwise mutually extended, notwithstanding a closing can take place as soon as or shortly after a Federal Bankruptcy Judge’s decision on Ms. Bloom’s disgorgement of CBM Group, Inc. IP is rendered. Should a Closing not take place within one-hundred twenty (120) days from the effective date hereon, unless parties otherwise mutually agree to extend, this Agreement as Amended shall be null and void and shall have no further force or effect upon the parties.

PARTIES:	Effective Date: June 14, 2007

CBM Group, Inc.
a Nevada Corporation

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By___________________________
Daniel W. Cook, President

GALTECH SEMICONDUCTOR

MATERIALS CORPORATION

a Utah Corporation

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By____________________________
Garrett Quintana, President

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